UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 14, 2024
Federal Realty Investment Trust
Federal Realty OP LP
(Exact name of registrant as specified in its charter)

Maryland (Federal Realty Investment Trust)	1-07533	87-3916363
Delaware (Federal Realty OP LP)	333-262016-01	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Rose Avenue, Suite 200	North Bethesda,	Maryland	20852
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: 301/998-8100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Federal Realty Investment Trust
Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	FRT	New York Stock Exchange
$.01 par value per share, with associated Common Share Purchase Rights

Depositary Shares, each representing 1/1000 of a 5.00%	FRT-C	New York Stock Exchange
Series C Cumulative Redeemable Preferred Stock, $.01 par value per share

Federal Realty OP LP
Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Federal Realty Investment Trust Yes ☐ No ☒	Federal Realty OP LP Yes ☐ No ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Federal Realty Investment Trust ☐	Federal Realty OP LP ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2024, Federal Realty Investment Trust (the “Company”) reported that Jeffrey S. Berkes, the Company’s President and Chief Operating Officer, will depart from the Company effective as of December 31, 2024. The Company does not intend to backfill this role. As a result of his departure, Mr. Berkes is entitled to the rights and payments set forth in that certain Amended and Restated Severance Agreement dated as of February 10, 2021 which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on May 5, 2021. In addition, Mr. Berkes will receive an annual bonus for calendar year 2024 in accordance with the Company’s annual bonus plan. The Company also intends to enter into a one-year consulting arrangement with Mr. Berkes effective January 1, 2025 pursuant to which Mr. Berkes will provide certain services to the Company in connection with property acquisition activity and be paid a fee for closed acquisitions.

Concurrently with Mr. Berkes’ departure, Donald C. Wood, the Company’s Chief Executive Officer, will reassume the additional position of President of the Company.

Item 7.01    Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.” This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

In connection with Mr. Berkes’ departure from the Company, the Company expects to record a charge in the fourth quarter of 2024 of approximately $0.04 per diluted share against both net income available for common shareholders and funds from operations (FFO) available for common shareholders.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST
FEDERAL REALTY OP LP

Date:	November 15, 2024	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary